SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 2, 1998



                          SOUTHERN MINERAL CORPORATION
               (Exact name of registrant as specified in charter)



                                     NEVADA
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)


                        0-8043                        36-2068676
               (COMMISSION FILE NUMBER)     (IRS EMPLOYER IDENTIFICATION NO.)



          1201 Louisiana Street, Suite 3350, Houston, Texas       77002-5609
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)


        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (713) 658-9444



         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

           On July 2, 1998, 779776 Alberta Ltd., a Canadian private corporation incorporated under the Business Corporations Act (Alberta) and wholly owned subsidiary of Southern Mineral Corporation, a Nevada corporation ("SMC"), completed the cash tender offer (the "Acquisition") for all of the outstanding common shares (the "Shares") of Neutrino Resources, Inc., a Canadian public oil and gas corporation incorporated under the Business Corporations Act ("Neutrino"), pursuant to that certain Cash Offer by Alberta. Neutrino was principally engaged in the business of acquiring petroleum and natural gas rights and the exploration, development and production of petroleum and natural gas in western Canada. The Shares were listed and posted for trading on the Toronto Stock Exchange.

           The terms and conditions of the Acquisition are more fully described in the Cash Offer by Alberta, a copy of which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

           The Company financed the acquisition with an advance under the Company's credit facility with Compass Bank-Houston and First Union National Bank.

           This summary is qualified in its entirety by the May 29, 1998 Purchase and Sale Agreement between the Company and Sellers as filed as an exhibit to the Form 8-K filed on July 17, 1998.



ITEM 7.              FINANCIAL STATEMENTS AND EXHIBITS

                     (a)       Financial Statements of Businesses Acquired.

                     (b)       Pro Forma Financial Information.

                     (c)       Exhibits.

                               2.1 Cash Offer by Alberta to purchase all of the outstanding Common Shares of Neutrino at a price of $1.80
                                          (Canadian) per Common Share, dated May
                                          29, 1998. (filed with original Form
                                          8-K of Registrant dated July 2, 1998).

                               2.2        Consent of Arthur Andersen LLP (filed
                                          herewith)

                               99.1 Joint Press Release, dated June 23, 1998, issued by SMC and Neutrino. (filed with original Form 8-K of Registrant dated July 2, 1998).

                          INDEX TO FINANCIAL STATEMENTS



           DESCRIPTION                                               PAGE NUMBER

           Report of Independent Public Accountants:
                Arthur Andersen LLP                                       4


           Financial Statements:
                Consolidated Balance Sheets at June 30, 1998
                (unaudited), December 31, 1997 and 1996                   5

                Consolidated Statements of Income and Retained
                Earnings for the Six Months Ended June 30, 1998
                and 1997 (unaudited) and the Year Ended December
                31, 1997 and 1996                                         6

                Consolidated Statements of Changes in Financial
                Position for the Six Months Ended June 30, 1998
                and 1997 (unaudited), and the Year Ended December
                31, 1997 and 1996                                        7-8

                Notes to the Consolidated Financial Statements
                for the Six Months Ended June 30, 1998 and 1997
                (unaudited), and the Year Ended December 31, 1997
                and 1996                                                 9-18



                INDEX TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS



                Selected Pro Forma Combined Financial Data               19

                Unaudited Pro Forma Condensed Consolidated Statement
                of Operations for the Year Ended December 31, 1997       20

                Unaudited Pro Forma Condensed Consolidated Statement
                of Operations for the Six Months Ended June 30, 1998     21

                Unaudited Notes to Pro Forma Condensed Consolidated
                Financial Statements                                     22

                              ARTHUR ANDERSEN LLP

                                                   A U D I T O R S ' R E P O R T


TO THE BOARD OF DIRECTORS OF NEUTRINO RESOURCES INC.:

We have audited the consolidated balance sheets of Neutrino Resources Inc. as at December 31, 1997 and 1996 and the consolidated statements of income and retained earnings and changes in financial position for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as at December 31, 1997 and 1996 and the results of its operations and the changes in its financial position for the years then ended in accordance with generally accepted accounting principles in Canada.


Calgary, Alberta
March 6, 1998, except as to
Note 14 which is as of
July 3, 1998.                                              Chartered Accountants

                             Neutrino Resources Inc.

                           Consolidated Balance Sheets

                                     ASSETS

                                                                    June 30,    December 31,   December 31,
                                                                     1998          1997           1996
                                                                  -----------   -----------   -----------
                                                                  (unaudited)
Current Assets:
   Cash ........................................................  $      --     $      --     $ 4,179,294
   Accounts receivable .........................................    4,916,365     8,605,638     2,972,755
   Inventory ...................................................       77,599        36,793        54,583
   Prepaid expenses ............................................      532,972       335,028       167,302
                                                                  -----------   -----------   -----------

                                                                    5,526,936     8,977,459     7,373,934

Investment in Bridgetown Energy Corporation (Note 3) ...........         --            --         116,000

Deferred charges (Notes 6 and 14) ..............................         --         209,829       269,738

Property, plant and equipment (Note 4) .........................   61,342,261    57,988,567    21,541,495
                                                                  -----------   -----------   -----------

                                                                  $66,869,197   $67,175,855   $29,301,167
                                                                  ===========   ===========   ===========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
   Accounts payable ............................................  $ 7,878,780   $11,160,688   $ 5,042,972
   Current portion of long-term debt (Note 5) ..................         --            --         600,000
                                                                  -----------   -----------   -----------

                                                                    7,878,780    11,160,688     5,642,972
                                                                  -----------   -----------   -----------

Long-term debt (Note 5) ........................................   21,555,928    16,400,009          --
                                                                  -----------   -----------   -----------

Subordinate debentures (Notes 6 and 14) ........................    5,285,000     5,285,000     5,000,000
                                                                  -----------   -----------   -----------

Site restoration ...............................................    1,233,680     1,003,904       670,590
                                                                  -----------   -----------   -----------

Shareholders' Equity:
   Share capital (Note 7) ......................................   28,520,085    28,520,085    15,666,330
   Special warrants (Note 7) ...................................         --            --         420,000
   Share exchange rights (Note 7) ..............................         --            --         200,000
   Retained earnings ...........................................    2,395,724     4,806,169     1,701,275
                                                                  -----------   -----------   -----------

                                                                   30,915,809    33,326,254    17,987,605
                                                                  -----------   -----------   -----------

                                                                  $66,869,197   $67,175,855   $29,301,167
                                                                  ===========   ===========   ===========

Approved By The Board:

/s/ JAMES H. PRICE  Director             /s/ STEPHEN H. MICHAEL  Director

              The accompanying notes are an integral part of these
                          consolidated balance sheets.

                             NEUTRINO RESOURCES INC.

             CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS

                                               Six months     Six months
                                                 ended          ended        Year ended      Year ended
                                                June 30,       June 30,      December 31,    December 31,
                                                  1998           1997            1997            1996
                                              -----------    ------------    ------------    ------------
                                                          (unaudited)         (unaudited)
Revenues:
   Petroleum and natural gas ..............   $ 8,818,808    $  9,356,934    $ 21,073,036    $ 13,538,484
   Royalties ..............................    (1,341,397)     (1,753,765)     (3,730,907)     (2,751,975)
   Other ..................................         8,243          21,647          63,759          96,105
                                              -----------    ------------    ------------    ------------

                                                7,485,654       7,624,816      17,405,888      10,882,614
                                              -----------    ------------    ------------    ------------

Expenses:
   Operating ..............................     2,786,100       2,199,783       5,033,395       4,170,450
   Depletion and depreciation .............     3,086,383       2,041,954       5,372,119       2,650,054
   General and administrative .............     2,814,983       1,241,429       2,470,550       1,303,404
   Provision for future site restoration ..       229,776         262,850         448,000         384,490
   Interest on long-term debt (Note 5) ....       921,326         460,934       1,166,252         353,975
                                              -----------    ------------    ------------    ------------

                                                9,838,568       6,206,950      14,490,316       8,862,373
                                              -----------    ------------    ------------    ------------

Income (loss) from operations .............    (2,352,914)      1,417,866       2,915,572       2,020,241

Equity income from investments ............          --            18,000          23,000          15,653
Gain (loss) on sale of investments (Note 3)          --              --           228,000         (69,805)
                                              -----------    ------------    ------------    ------------

Income (loss) before provision for taxes ..    (2,352,914)      1,435,866       3,166,572       1,966,089

Provision for taxes (Note 10) .............        57,531          18,787          61,678          91,491
                                              -----------    ------------    ------------    ------------

Net income (loss) (Note 9) ................    (2,410,445)      1,417,079       3,104,894       1,874,598

Retained earnings (deficit),
beginning of period .......................     4,806,169       1,701,275       1,701,275        (173,323)
                                              -----------    ------------    ------------    ------------

Retained earnings, end of period ..........   $ 2,395,724    $  3,118,354    $  4,806,169    $  1,701,275
                                              ===========    ============    ============    ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                             NEUTRINO RESOURCES INC.

            CONSOLIDATED STATEMENTS OF CHANGES IN FINANCIAL POSITION

                                                 Six months      Six months        Year           Year
                                                   ended           ended          ended           ended
                                                  June 30,        June 30,      December 31,   December 31,
                                                   1998            1997            1997           1996
                                               ------------    ------------    ------------    -----------
                                                        (unaudited)           (unaudited)
Cash Provided By (Used In)
Operating Activities:
Net income (loss) ..........................   $ (2,410,445)   $  1,417,079    $  3,104,894    $ 1,874,598
   Add (deduct) items not involving a
   current cash outlay:
       Depletion and depreciation ..........      3,086,383       2,041,954       5,372,119      2,650,054
       Provision for future site restoration        229,776         262,850         448,000        384,490
       Deferred charges ....................        209,829          31,828          59,909           --
       Equity income from  investments .....           --           (18,000)        (23,000)       (15,653)
       (Gain) loss on sale of investments ..           --              --          (228,000)        69,805
                                               ------------    ------------    ------------    -----------

Cash flow before net change in
   working capital .........................      1,115,543       3,735,711       8,733,922      4,963,294
Net change in working capital,
   excluding cash ..........................        168,615         500,146        (318,291)       879,404
                                               ------------    ------------    ------------    -----------

Cash provided by operations ................      1,284,158       4,235,857       8,415,631      5,842,698
                                               ------------    ------------    ------------    -----------

Financing Activities:
   Proceeds on (repayment of) long-term
       debt, net ...........................      5,155,919      17,795,381      12,150,009     (2,800,000)
   Proceeds on (repayment of) subordinate
       debentures ..........................           --        (2,425,000)     (2,425,000)     5,000,000
   Shares issued for business acquisitions .           --         9,427,883       9,427,883      3,291,582
   Shares, options and warrants issued
       for cash ............................           --           171,985       2,805,872        446,378
   Share exchange rights ...................           --              --              --          200,000
   Deferred charges ........................           --              --              --         (269,738)
   Reduction to share capital for tax
       benefits renounced ..................           --              --              --         (171,475)
   Share issue costs .......................           --              --              --          (21,547)
                                               ------------    ------------    ------------    -----------

                                                  5,155,919      24,970,249      21,958,764      5,675,200
                                               ------------    ------------    ------------    -----------

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                             NEUTRINO RESOURCES INC.

                                                Six months    Six months         Year             Year
                                                  ended          ended           ended            ended
                                                 June 30,       June 30,       December 31,    December 31,
                                                  1998            1997            1997            1996
                                              ------------    ------------    ------------    ------------
                                                        (unaudited)           (unaudited)
Investing Activities:
   Business acquisitions (Note 1) .........   $       --      $(20,000,000)   $(20,000,000)   $ (3,400,000)
   Purchase of property, plant
       and equipment ......................     (6,440,077)    (13,385,317)    (14,806,003)    (13,961,334)
   Proceeds on sale of property, plant
       and equipment ......................           --              --              --         7,559,362
   Cash distributions from equity
       investments ........................           --              --              --             1,153
   Site restoration expenditures ..........           --               (83)       (114,686)        (57,745)
   Reduction of property, plant and
       equipment for tax benefits renounced           --              --              --           171,475
   Proceeds on sale of investments ........           --              --           367,000         500,000
                                              ------------    ------------    ------------    ------------

                                                (6,440,077)    (33,385,400)    (34,553,689)     (9,187,089)
                                              ------------    ------------    ------------    ------------

(Decrease) Increase in cash ...............           --        (4,179,294)     (4,179,294)      2,330,809

Cash, beginning of period .................           --         4,179,294       4,179,294       1,848,485
                                              ------------    ------------    ------------    ------------

Cash, end of period .......................   $       --      $       --      $       --      $  4,179,294
                                              ============    ============    ============    ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                             NEUTRINO RESOURCES INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


1.    BASIS OF PRESENTATION AND BUSINESS ACQUISITIONS

      (A)  BASIS OF PRESENTATION

           On February 28, 1997, Neutrino Resources Inc. ("Neutrino" or "the Company") acquired Dominion Explorers Inc. (Dominion). The consolidated financial statements include the results of Dominion from the acquisition date.

           On November 26, 1996, 9038-2110 Quebec Inc. (a wholly-owned subsidiary) acquired Avatar Energy Inc. ("Avatar"). The consolidated financial statements include the results of 9038-2110 Quebec Inc., Avatar and Avatar's wholly-owned subsidiary Rico Resources Inc. ("Rico") from the date of acquisition to December 31, 1996 at which time they were amalgamated into Neutrino.

           The assets and liabilities of Dominion and Avatar were recorded using the purchase method at their fair values as follows:

                                                   Dominion            Avatar
                                                  Acquisition        Acquisition
                                                 February 28,       November 26,
                                                     1997               1996
                                                ------------        -----------

Current assets ..........................       $  2,723,052        $   618,643
Property, plant and equipment ...........         27,013,188          4,371,745
Current liabilities .....................         (3,376,240)          (890,388)
Revolving demand loan ...................         (3,650,000)          (500,000)
Debenture payable .......................         (2,710,000)              --
Share exchange rights ...................               --             (200,000)
                                                ------------        -----------

Total consideration .....................       $ 20,000,000        $ 3,400,000
                                                ============        ===========

Funded by:
     Cash ...............................       $  3,572,117        $   108,418
     Long-term debt .....................          7,000,000               --
     Share capital (Note 7) .............          9,427,883          3,291,582
                                                ------------        -----------

                                                $ 20,000,000        $ 3,400,000
                                                ============        ===========

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      (A)  PROPERTY, PLANT AND EQUIPMENT

           The Company follows the full cost method of accounting for petroleum and natural gas properties whereby all costs associated with the acquisition of, exploration for and the development of oil and gas reserves are capitalized. Costs capitalized include lease acquisition costs, geological and geophysical expenditures, drilling productive and non-productive wells and related plant and production equipment costs. General and administrative expenses are not capitalized other than to the extent of the Company's interest in Company operated capital expenditure programs to which operator's fees have been charged in accordance with standard industry operating agreements. Proceeds from the sale of petroleum and natural gas properties reduce capitalized costs without recognition of a gain or loss unless such a sale would significantly alter the rate of depletion and depreciation.

           Petroleum and natural gas costs capitalized plus estimated future development costs of proven undeveloped reserves are depleted and depreciated using the unit of production method based upon proven developed and undeveloped oil and gas reserves before royalties as determined by independent engineers. For purposes of the calculation, oil and gas reserves are converted to a common unit of measure on the basis of six thousand cubic feet of gas to one barrel of oil. Depreciation of office furniture and equipment is provided on a declining balance basis at 20%.

           In applying the full cost method, the Company performs a ceiling test which restricts the net capitalized costs from exceeding an amount equal to the estimated undiscounted value of future net revenues from proven oil and gas reserves, based on current prices and costs, after deducting estimated future general and administrative expenses, financing costs, income taxes and site restoration costs.

           Estimated future site restoration costs are provided using the unit of production method over the life of proven reserves. Costs are estimated by the Company based on current regulations, costs, technology and industry standards. Site restoration expenditures incurred are recorded as a reduction of the accumulated accrual.

      (B)  JOINT VENTURE ACCOUNTING

           Substantially all of the Company's exploration and production activities are conducted jointly with others and accordingly the accounts reflect only the Company's proportionate interest in such activities.

      (C)  USE OF ESTIMATES

           The preparation of financial statements requires management to make estimates and assumptions that affect the reporting of assets, liabilities and contingencies at the date of the consolidated financial statements, and revenues and expenses during the reporting period. Actual results could differ from those estimated.

      (D)  INCOME TAXES

           The deferral method is used in accounting for income taxes whereby timing differences between income reported in the financial statements and taxable income result in deferred income taxes.

      (E)  DERIVATIVE FINANCIAL INSTRUMENTS

           Neutrino may utilize derivative financial instruments in its management of exposures to fluctuations in commodity prices, foreign currency exchange rates and interest rates as described in Note 11.

3.    INVESTMENTS

      The Company had a 29% interest in Bridgetown Energy Corporation ("Bridgetown") and a 25% interest in certain oil and gas limited partnerships. The investments were accounted for using the equity method of accounting whereby the cost of the investment was adjusted for distributions and dividends and the Company's proportionate share of the investees' net income. The Company sold its interest in Bridgetown and the limited partnerships in 1997 and 1996 respectively.


4.    PROPERTY, PLANT AND EQUIPMENT

                                 DECEMBER 31, 1997          DECEMBER 31, 1996
                            -------------------------   ------------------------
                                          Accumulated                Accumulated
                                         Depletion and             Depletion and
                                COST     DEPRECIATION       COST    DEPRECIATION
                            -----------   -----------   -----------   ----------
Petroleum and natural
     gas properties .....   $67,277,680   $ 9,531,315   $25,581,944   $4,204,313
Office furniture
     and equipment ......       328,078        85,876       204,623       40,759
                            -----------   -----------   -----------   ----------

                            $67,605,758   $ 9,617,191   $25,786,567   $4,245,072
                            ===========   ===========   ===========   ==========

     Net book value .....          $57,988,567                $21,541,495
                                   ===========                ===========

No interest charges relating to property acquisitions or general and administrative expenses were capitalized in 1997 and 1996.

The cost of unproved properties excluded from the depletion calculation is $5,860,000 in 1997 (1996 - $nil).


5.    LONG-TERM DEBT

                                                       December 31, December 31,
                                                           1997         1996
                                                        -----------   --------
Revolving demand loan ...............................   $16,400,009   $   --

Revolving demand loan (assumed on the
Avatar acquisition) with interest payable at
bank prime plus one and one quarter percent .........
Principal is payable in equal monthly installments
of $50,000  .........................................          --      600,000
                                                        -----------   --------
                                                         16,400,009    600,000
Less:  current portion ..............................          --      600,000
                                                        -----------   --------
                                                        $16,400,009   $   --
                                                        ===========   ========

On June 26, 1997, the Company entered into new credit facilities and has an available $32,500,000 revolving demand loan facility under which it can borrow at bank prime or at Bankers Acceptance Rates plus a 1% stamping fee. The revolving credit facility is renewable annually, however, no principal payments are scheduled providing certain conditions of the bank agreement continue to be satisfied. All loans are secured by a $2,500,000 first fixed charge and an additional $20,000,000 charge on certain oil and gas properties, a floating charge on all assets and a general assignment of accounts receivable.

At December 31, 1997, the Company had drawn $15,000,000 at Bankers Acceptance Rates (at a weighted average rate of 5.41%) and $1,400,009 at bank prime (6%). The Company has classified all of this debt as long term in these financial statements as there is no requirement to repay any portion in 1998.

In May 1997, the Company entered into interest rate swap agreements which effectively fix the interest rate at 6.02% on $5,000,000 of debt until May, 1999 and at 6.52% for an additional $5,000,000 of debt until May, 2000.


6.    SUBORDINATE DEBENTURES

                                             December 31,          December 31,
                                                 1997                 1996

      Subordinate debentures              $      5,285,000     $      5,000,000
                                          ================     ================

The Company assumed, on the acquisition of Dominion, $2,710,000 of 9.5% convertible subordinated debentures and subsequently repaid $2,425,000 of these debentures leaving a balance at December 31, 1997 of $285,000. These debentures are repayable on June 30, 1999 and are convertible at the option of the holder into common shares of the Company at a conversion price of $3.85 until June 30, 1999 and may be redeemed by the Company after June 30, 1997 provided certain conditions are met.

On August 22, 1996, the Company issued a $5,000,000, 5.5% subordinated debenture with 3,571,429 detachable warrants. The debenture is repayable on June 30, 2001. The warrants are exercisable at the option of the holder into common shares of the Company at a price of $1.40 per share until June 30, 2001 and the proceeds are to be used to pay down the debenture. The Company has the right to serve notice requiring the exercise of the warrants after June 30, 1998 if certain conditions are met. The debenture is secured by a floating charge on all the assets and is subordinate to long-term debt. All of the detachable warrants are outstanding at December 31, 1997. The costs related to the issue of this debenture are deferred and amortized over the term of the debenture.


7.    SHARE CAPITAL

      (A)  AUTHORIZED

           The Company is authorized to issue an unlimited number of common shares without par value, and an unlimited number of preferred shares, issuable in series.

      (B)  ISSUED

           Common
                                                        SHARES         AMOUNT
                                                      ----------   ------------
Balance, December 31, 1995 .........................  15,490,103   $ 12,541,392
    Shares issued to acquire Avatar Energy Inc. ....   2,616,435      3,291,582
    Share warrants exercised .......................      21,400         21,400
    Options exercised ..............................       9,050          4,978
    Reduction for tax benefits renounced ...........        --         (171,475)
    Share issue costs ..............................        --          (21,547)
                                                      ----------   ------------

Balance, December 31, 1996 .........................  18,136,988     15,666,330

    Shares issued to acquire Dominion Explorers Inc.   6,144,375      9,427,883
    Share warrants exercised .......................   2,429,982      2,431,976
    Options exercised ..............................     476,300        373,896
    Special warrants exercised .....................     400,000        420,000
    Share exchange rights exercised ................     168,889        200,000
                                                      ----------   ------------

Balance, December 31, 1997 .........................  27,756,534   $ 28,520,085
                                                      ==========   ============

(C)  FLOW-THROUGH SHARES

The Company may fund a portion of exploration expenditures with flow-through share issues. Under this type of financing arrangement, shares are issued at a fixed price and the resultant proceeds are used to fund exploration work within a defined time period. The tax deductions arising from such exploration activities are available to the investors, not the Company. The proceeds of the 1995 flow-through share issue had not been expended at December 31, 1995. The paid up amount for flow-through shares and the cost of oil and gas properties was reduced in 1996 by the estimated amount of the tax benefits renounced to the purchaser of the shares. All amounts have been expended at December 31, 1996.

(D)  OPTIONS

At December 31, 1997, certain employees, officers and directors hold 2,013,020 options to purchase common shares at prices from $1.10 to $1.83 provided the Company's share price exceeds a certain amount for 10 consecutive trading days. These options expire at various dates to November 20, 2002.

(E)  WARRANTS

During 1997, 2,429,982 warrants were exercised and all remaining warrants expired.

(F)  SPECIAL WARRANTS

During 1997, all special warrants were exercised. Each special warrant entitled the holder to acquire one common share at no additional cost.

(G)  SHARE EXCHANGE RIGHTS

During 1997, all exchange rights were exercised. Each share exchange right entitled the holder to acquire one common share of the Company at no additional cost.

8.    RELATED PARTY TRANSACTIONS

      At December 31, 1997, accounts receivable include $70,000 in loans bearing interest at 4.00%. These loans were made to officers of the Company for the acquisition of Company shares.

      During 1996, the Company sold an interest in a gas property to Bridgetown for $763,000. The sale was on the same terms as the original purchase agreement entered into by the Company.


9.    EARNINGS AND CASH FLOW PER SHARE

                                                                 1997    1996
                                                                 ----    ----

Earnings per share:
     Basic ...................................................   $0.13   $0.12
                                                                 =====   =====

     Fully diluted ...........................................   $0.12   $0.10
                                                                 =====   =====

Cash flow per share from operations, before changes
  in working capital:
     Basic ...................................................   $0.35   $0.32
                                                                 =====   =====

     Fully diluted ...........................................   $0.30   $0.24
                                                                 =====   =====

At December 31, 1997, the basic weighted average number of common shares is 24,614,203 (1996 - 15,743,973) and the fully diluted weighted average number of common shares is 30,272,677 (1996 - 21,174,162). Fully diluted amounts include imputed interest of $445,000 (1996 - $166,000) calculated at an effective rate of 5% (1996 - 5.5%) on the possible proceeds from the exercise of stock options, warrants, rights and the conversion of the subordinate debentures.

10.   TAXES

      The provision for income taxes in the statement of income reflects an effective income tax rate which differs from combined federal and provincial statutory tax rates. The differences are summarized as follows:

                                                        December 31,    December 31,
                                                            1997            1996
                                                        -----------     -----------
Net income before provision for income taxes ........   $ 3,166,572     $ 1,966,089
Statutory corporate income tax rate .................          44.7%           44.7%
                                                        -----------     -----------

Income tax provision assuming statutory rates .......     1,415,458         878,842
Increase (decrease) resulting from:
   Non-deductible Crown payments, net ...............     1,055,123         694,001
   Non-deductible depletion and depreciation ........       555,000         165,001
   Utilization of unrecognized losses carried forward    (2,022,000)     (1,099,616)
   Resource allowance ...............................    (1,011,000)       (733,148)
   Other ............................................         7,419          94,920
                                                        -----------     -----------

Provision for income taxes ..........................          --              --

Recovery of prior year's taxes ......................       (70,504)           --

Capital taxes .......................................       132,182          91,491
                                                        -----------     -----------

Provision for taxes .................................   $    61,678     $    91,491
                                                        ===========     ===========

      At December 31, 1997, the Company had tax losses available for carry forward to reduce future taxable income. The potential benefit of $647,000 of these tax losses have not been recognized in the accompanying financial statements. The losses carried forward expire as follows:

         YEAR OF EXPIRY

             1998                                      $      877,000
             1999                                             448,000
             2000                                             888,000
             2001                                             103,000
             2002                                               6,000
             2003                                             100,000
                                                       --------------

                                                       $    2,422,000
                                                       ==============


11.   FINANCIAL INSTRUMENTS AND FINANCIAL RISK MANAGEMENT

           The nature of Neutrino's operations and the issuance of debt expose the Company to fluctuations in commodity prices, foreign currency exchange rates and interest rates. Neutrino manages these risks by operating in a manner that minimizes its exposure to the extent practical, and through the periodic use of derivative contracts. The Board of Directors periodically reviews the results of all derivative activities and all outstanding positions.

           Derivative contracts may be used to manage the price risk associated with crude oil and natural gas sales. Foreign exchange contracts may also be used to effectively fix the exchange rate on future United States dollar denominated sales. Gains and losses are recognized in revenues when the related transactions occur. Interest rate swap agreements are used to effectively fix interest rates on floating rate debt. Net differences between amounts receivable and payable are reflected in interest expense on an accrual basis.

           Except as described below, Neutrino does not have any significant concentrations of credit risk nor does it hold any financial instruments with significant off-balance sheet risk of accounting losses.

           INTEREST RATE RISK MANAGEMENT

           Neutrino manages its exposure to interest rate risk through a combination of fixed and floating rate borrowings, and the periodic use of derivative financial instruments.

           At December 31, 1997, Neutrino had fixed the interest rates on 70 per cent of its debt at a weighted average rate of 6.07 per cent through fixed rate borrowing and the following derivative financial instruments:


                                         Principal     Effective
                                          AMOUNT         RATE      MATURITY DATE

      Interest rate swap agreement    $   5,000,000     6.02%        May 1999
      Interest rate swap agreement    $   5,000,000     6.52%        May 2000

      The interest rate swap agreements provide for the receipt or payment of the difference between floating and fixed rates of interest based on a notional principal amount.

      FAIR VALUE OF FINANCIAL INSTRUMENTS, INCLUDING DERIVATIVE FINANCIAL INSTRUMENTS

      The fair value of recognized financial instruments at December 31, 1997 and 1996 approximate their carrying value. The fair value of unrecognized derivative financial instruments at December 31, 1997 was $11,000 (1996 - $nil). The carrying amounts of cash, accounts receivable and current payable obligations approximate their fair value because of the near-term maturity of those instruments. The estimated fair value of long-term debt and derivative financial instruments is based on year-end interest rates, public trading values where available, or where not available, on values for similarly traded instruments with similar features.


12.   COMMITMENTS AND CONTINGENT LIABILITIES

      The Company is involved in litigation and claims associated with normal operations. Management is of the opinion that any resulting settlements would not materially affect the financial position or results of operations of the Company.

      The Company has entered into an agreement with a drilling contractor in which it has guaranteed that it will drill 75 days per year for two years ending January 28, 2000. The yearly drilling commitment is approximately $800,000.

13. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

      The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in Canada. The significant differences from United States principles are as follows:

      In accordance with United States principles, deferred income taxes are recognized, at enacted rates, to reflect the future effects of tax carry forwards and temporary differences between the tax bases of assets and liabilities and their financial reporting amounts. In addition, assets and liabilities related to purchased businesses are restated to eliminate the use of net of tax accounting for such assets and liabilities, resulting in higher carrying values for assets, liabilities and deferred income taxes.

      a) In accordance with United States principles, long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or group of assets may not be recoverable based on expected future cash flows. When an impairment has occurred, a loss is recognized using a fair value based model. Application of this method of assessing impairment of long-lived assets has not resulted in the recognition of any impairment losses on long-lived assets for the years ended December 31, 1997 and 1996.

      b) In accordance with United States principles, revolving demand loans are classified as a current liability, notwithstanding that there is no requirement to repay any portion in 1998.

     The impact of these differences on the consolidated financial statements is as follows:

           Consolidated statement of income

                                                                       1997           1996
                                                                   -----------    -----------
Net income as reported in accordance with Canadian principles ..   $ 3,104,894    $ 1,874,598

Accounting for income taxes - depletion and depreciation expense      (479,329)       (57,541)

Accounting for income taxes - deferred income taxes ............       479,329         57,541
                                                                   -----------    -----------

Net income in accordance with U.S. principles ..................   $ 3,104,894    $ 1,874,598
                                                                   ===========    ===========

Net income per common share in accordance with U.S. principles .   $      0.13    $      0.12
                                                                   ===========    ===========

Consolidated balance sheet

                                                   1997                         1996
                                          -------------------------   -------------------------
                                           Canadian    United States   Canadian    United States
                                          PRINCIPLES     PRINCIPLES   PRINCIPLES    PRINCIPLES
                                          -----------   -----------   -----------   -----------
     Property, plant and equipment, net   $57,988,567   $63,439,350   $21,541,495   $23,439,823
Current portion of long-term debt .....   $      --     $16,400,009   $      --     $      --
Long-term debt ........................   $16,400,009   $      --     $      --     $      --
Deferred income tax liabilities .......   $      --     $ 5,450,783   $      --     $ 1,898,328

Consolidated statement of cash flows

In accordance with U.S. principles, the following additional information would be provided in the consolidated statement of changes in financial position:

                                                         1997           1996
                                                     -----------    -----------

Net change in working capital, excluding cash:
     Accounts receivable .........................   $(5,632,883)   $  (873,836)
     Inventory ...................................        17,790         15,561
     Prepaid expenses ............................      (167,726)       (77,672)
     Accounts payable ............................     6,117,716      2,087,046
     Working capital acquired ....................      (653,188)      (271,695)
                                                     -----------    -----------

                                                     $  (318,291)   $   879,404
                                                     ===========    ===========


                                                         1997           1996
                                                     -----------    -----------

Interest paid ....................................   $ 1,106,343    $   353,975
Taxes paid .......................................   $    61,678    $    91,491


14.   EVENTS SUBSEQUENT TO DECEMBER 31, 1997

      On July 3, 1998, Southern Mineral Corporation of Houston, Texas, through a wholly-owned subsidiary, acquired approximately 92.3% of the issued and outstanding common shares of Neutrino. Southern Mineral Corporation, through its wholly-owned subsidiary, intends to acquire the remaining common shares of Neutrino, and accordingly, has commenced proceedings which are anticipated to result in the acquisition of the remaining issued and outstanding shares of Neutrino. In connection with the acquisition, Neutrino expensed costs of approximately $1,343,000.

      3,571,429 detachable warrants were exercised related to the $5,000,000, 5.5% subordinate debenture. The subordinate debenture was repaid from the proceeds of the warrants exercised, and the deferred charges were expensed at June 30, 1998.

SELECTED PRO FORMA COMBINED FINANCIAL DATA

      In April 1997, SMC acquired a 22.68% working interest in the Albert Philyaw Unit 8-1#1 and the Turner 6-1 wells for $3,300,000. In May 1997, SMC acquired the oil and gas assets and outstanding capital stock of BEC Energy, Inc. ("BEC") for $10,640,000. The acquisitions included interests in 14 wells located in the Big Escambia Creek Field in Escambia County, Alabama and were recorded using the purchase price method of accounting. In January, 1998, Amerac Energy Corporation ("Amerac") was acquired, and merged into a wholly owned subsidiary of SMC, with Amerac, as a wholly owned subsidiary of SMC, being the surviving corporation. Pursuant to the Merger Agreement, each share of Amerac Common Stock outstanding as of the effective time was converted into the right to receive shares of SMC Common Stock plus cash in lieu of fractional shares. The purchase price was approximately $22,500,000 which was recorded using the purchase price method of accounting. In October 1997, SMC issued $36,000,000 of its 6.875% Convertible Debentures due 2007 (the "Debentures"). Each Debenture is convertible into 121.07 shares of SMC Common Stock at a conversion price of $8.26 per share. The final subscription amounted to $41,400,000, which (I) was used to pay off existing debt of $20,700,000, (ii) was used to pay the costs associated with the issuance of the Debentures, (iii) will be used to retire Amerac's debt and (iv) will be used to fund acquisitions and capital expenditures. On June 23, 1998, the Company agreed to acquire 92.3% of the outstanding common shares of Neutrino, which was effective as of June 30, 1998 and funded on July 2, 1998. On July 3, 1998, the Company initiated a compulsory acquisition of the remaining shares outstanding, which was effective as of June 30, 1998. The Company acquired Neutrino through a cash tender offer for the common shares outstanding, and assumed Neutrino's bank debt and working capital deficiency. Neutrino, located in Calgary, Canada is a oil and gas company principally engaged in the business of acquiring petroleum and natural gas rights and the exploration, development and production of petroleum and natural gas in western Canada. The total purchase price is approximately $56,582,000. This acquisition will be recorded using the purchase price method of accounting. For pro forma purposes, the statement of operations data for Neutrino has been translated from Canadian dollars into U. S. dollars using the average exchange rates prevailing during the respective periods.

       The unaudited pro forma statement of operations for the twelve months ended December 31, 1997 and the six months ended June 30, 1998, present the following transactions as if they had occurred at January 1, 1997. The pro forma statements of operations for the twelve months ended December 31, 1997, includes the results of BEC Energy, Inc. and the purchase of the A. Philyaw Unit 8-1 #1 for the period prior to their acquisition by SMC on April 8, 1997 and May 20, 1997, respectively. The unaudited pro forma statements of operations for the twelve months ended December 31, 1997 and the six months ended June 30, 1998, include the acquisition of Neutrino and the merger between Amerac and SMC for the period prior to it acquisition by SMC on June 30, 1998 and January 28, 1998, respectively.

       The following pro forma financial statements should be read in conjunction with the separate financial statements and notes thereto of SMC's previously filed statements. The pro forma statement of operations is not necessarily indicative of the results of operations of the Company as it may be in the future or as if it might have been had the acquisitions been effective at January 1, 1997.

                          SOUTHERN MINERAL CORPORATION
                        PRO FORMA CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                  (In thousands, except for Per Share Amounts)
                                    Unaudited

                                      SOUTHERN       BEC                   Amerac      NEUTRINO                             Total
                                       Mineral      Energy,      A.        ENERGY     RESOURCES   PRO FORMA               PRO FORMA
                                     CORPORATION     INC.     UNIT 8-1   CORPORATION     INC.    ADJUSTMENTS    NOTE    CONSOLIDATED
                                     -----------  --------    --------   -----------  --------   -----------  -------  -------------
REVENUES
  Oil and Gas ....................... $ 13,790    $    539    $    289    $  9,095    $ 12,609    $    223         (1)   $ 36,545
  Gain on sale ......................      413           0           0           0         166           0                    579
                                      --------    --------    --------    --------    --------    --------               --------
                                        14,203         539         289       9,095      12,775        223                  37,124

EXPENSES
  Production ........................    3,682         189          46       3,158       3,660         (93)        (1)     10,642
  Exploration .......................    1,776           0           0       2,633           0         707         (2)      5,116
  Impairment of oil and gas
proper
properties
esties
    properties ......................    2,838           0           0           0           0           0                  2,838
  Depreciation, depletion and
   amortization .....................    4,211         159           0       3,279       4,231       2,113         (3)     13,993
  General and administrative ........    2,308          15           0       3,457       1,796      (3,457)        (4)      4,119
                                      --------    --------    --------    --------    --------    --------               --------
                                        14,815         363          46      12,527       9,687       (730)                 36,708
                                      --------    --------    --------    --------    --------    --------               --------

Income (loss) from operations .......     (612)        176         243      (3,432)      3,088         953                    416
Other income, expenses & deductions
  Interest and other income .........      328           0           0          20          63           0                    411
  Interest and debt expense .........   (1,591)        (66)          0        (692)       (848)     (4,067)        (5)     (7,264)
                                      --------    --------    --------    --------    --------    --------               --------

Income (loss) before
  income taxes ......................   (1,875)        110         243      (4,104)      2,303      (3,114)                (6,437)
Income tax expense (benefit) ........      174           0           0          30          45        (781)        (6)       (532)
                                      --------    --------    --------    --------    --------    --------               --------
Net income (loss) ................... ($ 2,049)   $    110    $    243    ($ 4,134)   $  2,258      (2,333)               ($5,905)
                                      ========    ========    ========    ========    ========    ========               ========

Net income (loss) per share-basic ...  ($ 0.22)                                                                          ($  0.46)
                                      ========                                                                           ========
Net income (loss) per share-diluted .  ($ 0.22)                                                                          ($  0.46)
                                      ========                                                                           ========

Weighted basic average shares
  outstanding .......................    9,109                                                       3,658         (7)     12,766
                                      ========                                                     =======               ========
Weighted diluted average shares
  outstanding .......................    9,109                                                       3,658         (7)     12,766
                                      ========                                                     =======               ========

                          SOUTHERN MINERAL CORPORATION
                               PRO FORMA CONDENSED

                      CONSOLIDATED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998

                   (In thousands, except for Per Share Amount)
                                    Unaudited

                                               SOUTHERN       AMERAC     NEUTRINO                                  TOTAL
                                                MINERAL       ENERGY     RESOURCES    PRO FORMA                  PRO FORMA
                                              CORPORATION   CORPORATION    INC.       ADJUSTMENTS     NOTE      CONSOLIDATED
                                             ------------   -----------  ---------   ------------   --------    ------------
REVENUES
  Oil and Gas .............................   $  8,777      $   498      $ 5,190             0                    $ 14,465

  Gain on Sale ............................         (3)           0            0             0                          (3)
                                              --------      -------      -------      --------                    --------
                                                 8,774          498        5,190             0                      14,462

EXPENSES
  Production ..............................      3,186          338        1,934           (17)           (1)        5,441
  Exploration .............................      1,666           38            0           678            (2)        2,382
  Depletion, depreciation and
    amortization ..........................      3,229          220        2,302         1,655            (3)        7,406
  General and administrative ..............      1,902          422        1,954        (1,354)         (4,8)        2,924
                                              --------      -------      -------      --------                    --------
                                                 9,983        1,018         6,190           962                     18,153
                                              --------      -------      -------      --------                    --------

Loss from operations ......................     (1,209)        (520)      (1,000)         (962)                     (3,691)

Other income, expenses and
  Interest and other income ...............        140            2            0             0                         142

  Interest and debt expense ...............     (1,786)        (105)        (634)       (1,130)           (5)       (3,655)
                                              --------      -------      -------      --------                    --------

Net loss before
  income taxes ............................     (2,855)        (623)      (1,634)       (2,092)                     (7,204)

Income tax expense (benefit) ..............        (23)           0           40        (1,392)           (6)       (1,375)
                                              --------      -------      -------      --------                    --------

Net loss ..................................   ($ 2,832)        (623)     ($1,674)     ($   700)                   ($ 5,829)
                                              ========      =======      =======      ========                    ========

Net income (loss) per share-basic .........   ($  0.24)                                                           ($   045)
                                              ========                                                            ========
Net income (loss) per share-diluted .......   ($  0.24)                                                           ($   045)
                                              ========                                                            ========

Weighted basic average shares
  outstanding .............................     11,997                                     819            (7)       12,817
                                              ========                                ========                    ========
Weighted diluted average shares
  outstanding .............................     11,997                                     819            (7)       12,817
                                              ========                                ========                    ========

                          SOUTHERN MINERAL CORPORATION
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                   (UNAUDITED)




NOTE 1: Reflects subsequent acquisition of BEC of additional property interests in Albert Philyaw 8-1 #1 and the Turner 6-1 wells in April 1997 and the reduction in operating costs of the Amerac properties due to the elimination of third party operating costs which will be absorbed by SMC's personnel.


NOTE 2: Record exploration expense for Neutrino's conversion to the successful efforts method of accounting. Historical Neutrino depreciation, depletion and amortization expense has not been adjusted. The pro forma combined statement of operations has been adjusted to reflect successful efforts accounting for depreciation, depletion and amortization on Neutrino's allocated basis in oil and gas properties following the Acquisition (See note 3 below).


NOTE 3: Reflects additional depreciation, depletion and amortization related to oil and gas properties step-up in basis for the effect of the acquisitions.


NOTE 4: Reflects elimination of Amerac's general and administrative expenses as those expenses will not be incurred by SMC subsequent to the merger.


NOTE 5: Reflects effects of additional interest expense for the net borrowings required to complete the acquisitions. Sources of funds are the $41,400,000 of Debentures and the Company's credit facilities at an interest expense of 6.875% and 8.13%, respectively.


NOTE 6: Tax adjustment to reflect taxes computed as if the combining entities were a single tax paying entity.


NOTE 7: Reflects the issuance of 3,333,333 shares of SMC Common Stock in exchange for all of the outstanding shares of Amerac Common Stock and the issuance of 324,430 shares of SMC Common Stock to Neutrino key employees as a part of the acquisition of Neutrino.


NOTE 8: Reflects elimination of non-reoccurring acquisition costs of $932,000 incurred by Neutrino.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



SEPTEMBER 11, 1998                           SOUTHERN MINERAL CORPORATION


                                             BY: /s/ JAMES H PRICE
                                                --------------------------------
                                                     JAMES H. PRICE
                                                 VICE PRESIDENT-FINANCE